EXHIBIT 16.1

RAUL CARREGA CPA

March 31, 2020

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: WOD Retail Solutions, Inc.

Commission File No. 50-11050

We have read the statements that we understand WOD Retail Solutions, Inc. will include under Item 4.01 to the Form 8-K report dated March 31, 2020 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

/s/ Raul Carrega

Raul Carrega,CPA